                                                                      EXHIBIT 11

                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE  MONTHS ENDED
                                                              JUNE 30,
                                                         1994 (1)     1995

Primary earnings per share:

    Net income                                           $  2,837    $ 4,071
                                                         ========    =======

Weighted average number of outstanding common shares       19,842     19,964
Additional shares assuming exercise of stock options          821      1,397
                                                         --------    -------
Weighted average number of outstanding common
   and common equivalent shares                            20,663     21,361
                                                         ========    =======

Primary earnings per share                               $   0.14    $  0.19
                                                         ========    =======

Fully diluted earnings per share:

  Net income                                                         $ 4,071

  Interest expense on 5-1/4% Convertible Subordinated
    Debentures, net of tax                                               496
                                                                     -------
  Fully diluted earnings                                             $ 4,567
                                                                     =======


Weighted average number of outstanding common shares                  19,964
Additional shares assuming exercise of stock options                   1,620
Additional shares assuming conversion of
  5-1/4% Convertible Subordinated Debentures                           3,097
                                                                     -------
Weighted average number of outstanding common shares
  assuming full dilution                                              24,681
                                                                     =======

Fully diluted earnings per share                                       $0.19
                                                                     =======

(1) Fully diluted earnings per share for the three month period ended June 30, 1994 were antidilutive and are omitted.

                            Page 14 of 15 Total Pages

                                                                      EXHIBIT 11
                                                                     (continued)
                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        SIX  MONTHS ENDED
                                                             JUNE 30,
                                                        1994 (1)    1995

Primary earnings per share:

    Net income                                          $  5,294   $ 7,588
                                                        ========   =======

Weighted average number of outstanding common shares      19,832    19,940
Additional shares assuming exercise of stock options         912     1,271
                                                        --------   -------
Weighted average number of outstanding common
   and common equivalent shares                           20,744    21,211
                                                        ========   =======

Primary earnings per share                              $   0.26   $  0.36
                                                        ========   =======

Fully diluted earnings per share:
  Net income                                                       $ 7,588

  Interest expense on 5-1/4% Convertible Subordinated
    Debentures, net of tax                                             992
                                                                   -------
  Fully diluted earnings                                           $ 8,580
                                                                   =======


Weighted average number of outstanding common shares                19,940
Additional shares assuming exercise of stock options                 1,435
Additional shares assuming conversion of
  5-1/4% Convertible Subordinated Debentures                         3,097
                                                                   -------
Weighted average number of outstanding common shares
  assuming full dilution                                            24,472
                                                                   =======

Fully diluted earnings per share                                     $0.35
                                                                   =======

(1) Fully diluted earnings per share for the six month period ended June 30, 1994 were antidilutive and are omitted.

                            Page 15 of 15 Total Pages